CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 433 to Registration Statement No. 33-26305 on Form N-1A of our report dated November 26, 2014, relating to the financial statements and financial highlights of BlackRock Global Opportunities Portfolio, BlackRock International Opportunities Portfolio, and BlackRock U.S. Opportunities Portfolio; and of our reports dated November 25, 2014, relating to the financial statements and financial highlights of BlackRock Small Cap Growth Equity Portfolio, BlackRock Managed Volatility Portfolio, BlackRock All-Cap Energy & Resources Portfolio and BlackRock Energy & Resources Portfolio, each a series of BlackRock FundsSM, appearing in the Annual Reports on Form N-CSR of BlackRock FundsSM for the year ended September 30, 2014, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statements.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

January 28, 2015